Exhibit 99.1

            BANCFIRST CORPORATION DECLARES DIVIDENDS ON COMMON STOCK

    OKLAHOMA CITY, Aug. 28 /PRNewswire-FirstCall/ -- BancFirst Corporation (Nasdaq: BANF) recently announced that its Board of Directors approved an $0.18 per share cash dividend on its common stock. The dividend is payable October 16, 2006 to shareholders of record on September 30, 2006.
    This is an increase of 12.5% over the quarterly dividend that was paid in each of the previous four quarters. Since going public in 1993, the company has increased the dividend by more than 10% each year.

    The Company may make forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

SOURCE  BancFirst
    -0-                             08/28/2006
    /CONTACT: Joe T. Shockley, Jr., EVP & Chief Financial Officer, +1-405-270-1003, or David Rainbolt, Chief Executive Officer, +1-405-270-1002, both of BancFirst Corporation/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20040818/BANFLOGO
             PRN Photo Desk photodesk@prnewswire.com/